QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.03

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS WITH RESPECT TO AXCELERANT, INC.

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 24, 2003 (except Note 12, as to which the date is August 12, 2003) with respect to the consolidated financial statements of Axcelerant, Inc. & Subsidiary included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-109022) and related Prospectus of GRIC Communications, Inc. for the registration of 9,833,329 shares of its common stock.

/s/ ERNST & YOUNG LLP
Ernst & Young LLP
Orange County, California October 23, 2003

QuickLinks

  Exhibit 23.03
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS WITH RESPECT TO AXCELERANT, INC.